Exhibit 99.1

Press Release

For Further Information Contact:

INVESTORS:	MEDIA:
Matt Schroeder	Susan Henderson
(717) 214-8867	(717) 730-7766
orinvestor@riteaid.com

FOR IMMEDIATE RELEASE

RITE AID REPORTS NET INCOME OF $32.8 MILLION

AND ADJUSTED EBITDA OF $341.6 MILLION FOR SECOND QUARTER FISCAL 2014

•            Second Quarter Net Income of $0.03 per Diluted Share, Compared to Prior Second Quarter Net Loss of $0.05 per Diluted Share

•            Second Quarter Adjusted EBITDA of $341.6 Million Compared to Adjusted EBITDA of $218.7 Million in Prior Second Quarter

•            Rite Aid Raises Fiscal 2014 Outlook

CAMP HILL, Pa. (Sept. 19, 2013) - Rite Aid Corporation (NYSE: RAD) today reported operating results for its fiscal second quarter ended Aug. 31, 2013. The company reported revenues of $6.3 billion, net income of $32.8 million or $0.03 per diluted share, and Adjusted EBITDA of $341.6 million, or 5.4 percent of revenues.

“We posted excellent results in the second quarter, highlighted by another quarter of net income and an all-time company record for second-quarter Adjusted EBITDA,” said Rite Aid Chairman and CEO John Standley. “As we continue to improve our operational and financial performance, we are also making tremendous progress in transforming our more than 4,600 stores into true neighborhood destinations for health and wellness, as indicated by our successful launch of the wellness 65+ loyalty program for seniors, a strong start to our flu immunization campaign and the completion of our 1,000th wellness store remodel.”

Second Quarter Summary

Revenues for the 13-week quarter were $6.3 billion versus revenues of $6.2 billion in the prior year second quarter. Revenues increased 0.8 percent primarily as a result of an increase in same store sales, which were partially offset by store closings.

Same store sales for the quarter increased 1.0 percent over the prior year 13-week period, consisting of a 1.7 percent increase in pharmacy sales, partially offset by a 0.3 percent decrease in front end sales. Pharmacy sales included an approximate 249 basis point negative impact from new generic introductions. The number of prescriptions filled in same stores was flat over the prior year period. Prescription sales accounted for 67.9 percent of total drugstore sales, and third party prescription revenue was 97.0 percent of pharmacy sales.

-More-

Net income was $32.8 million or $0.03 per diluted share compared to last year’s second quarter net loss of $38.8 million or $0.05 per diluted share. Included in net income was a $62.2 million or $0.07 per diluted share charge from a loss on debt retirement on the previously announced refinancings that were completed during the quarter, partially offset by a recovery of $23.5 million or $0.02 per diluted share related to the settlement of a prescription drug antitrust case. The improvement in net income resulted primarily from an increase in Adjusted EBITDA and a decrease in interest expense, partially offset by the loss on debt retirement.

Adjusted EBITDA (which is reconciled to net income/loss on the attached table) was $341.6 million or 5.4 percent of revenues for the second quarter compared to $218.7 million or 3.5 percent of revenues for the like period last year. The improvement in Adjusted EBITDA was largely driven by the continued benefit of new generic introductions on pharmacy gross margin as well as improved front-end gross margin, strong expense control and the settlement of the prescription drug antitrust case referenced above.

In the second quarter, the company relocated five stores and remodeled 109 stores, bringing the total number of wellness stores chain wide to 1,019. The company closed twelve stores and acquired one store, resulting in a total store count of 4,604 at the end of the second quarter.

Rite Aid Raises Earnings and Adjusted EBITDA Guidance

Rite Aid has raised its fiscal 2014 guidance for Adjusted EBITDA, net income and net income per share. Revised guidance for the fiscal year reflects the stronger-than-anticipated performance in the first half of the year and an expected stronger second half of the year versus the company’s previous guidance, although the company still expects lower second-half performance as compared to the prior year. The company expects its second-half performance will be negatively impacted by continued reimbursement rate pressure, pharmaceutical cost increases and a significantly lower benefit from new generics as the vast majority of the new generic wave is included in the company’s run rate.

Adjusted EBITDA (which is reconciled to net income/loss on the attached table) guidance is now expected to be between $1.240 billion and $1.300 billion and net income is now expected to be between $182.0 million or $0.18 per diluted share and $268.0 million or $0.27 per diluted share. Sales are expected to be between $25.1 billion and $25.3 billion and same store sales to range from a decrease of 0.50 percent to an increase of 0.50 percent compared to fiscal 2013. Capital expenditures are expected to be $400 million.

Conference Call Broadcast

Rite Aid will hold an analyst call at 8:30 a.m. EDT today with remarks by Rite Aid’s management team. The call will be simulcast via the internet and can be accessed through the websites www.riteaid.com in the conference call section of investor information and www.StreetEvents.com. Slides related to materials discussed on the call will be available on both sites. A playback of the call will be available on both sites starting at 12 p.m. EDT today. A playback of the call will also be available by telephone beginning at 12 p.m. EDT today until 11:59 p.m. EDT on Sept. 21, 2013. The playback number is 1-855-859-2056 from within the U.S. and Canada or 1-404-537-3406 from outside the U.S. and Canada with the eight-digit reservation number 44791730.

2

Rite Aid is one of the nation’s leading drugstore chains with 4,604 stores in 31 states and the District of Columbia. Information about Rite Aid, including corporate background and press releases, is available through Rite Aid’s website at www.riteaid.com.

Statements, including guidance, in this release that are not historical are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” and “will” and variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and involve risks, assumptions and uncertainties, including, but not limited to, our high level of indebtedness and our ability to make interest and principal payments on our debt and satisfy the other covenants contained in our debt agreements, general economic, market and competitive conditions, our ability to improve the operating performance of our stores in accordance with our long term strategy, the impact of private and public third-party payers continued reduction in prescription drug reimbursements and efforts to encourage mail order, our ability to manage expenses and our investments in working capital, outcomes of legal and regulatory matters and changes in legislation or regulations, including healthcare reform. These and other risks, assumptions and uncertainties are described in Item 1A (Risk Factors) of our most recent Annual Report on Form 10-K and in other documents that we file or furnish with the Securities and Exchange Commission, which you are encouraged to read. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Rite Aid expressly disclaims any current intention to update publicly any forward-looking statement after the distribution of this release, whether as a result of new information, future events, changes in assumptions or otherwise.

See the attached table for a reconciliation of a non-GAAP financial measure, Adjusted EBITDA to net income (loss), the most comparable GAAP financial measure. We define Adjusted EBITDA as net income (loss) excluding the impact of income taxes (and any corresponding adjustments to tax indemnification asset), interest expense, depreciation and amortization, LIFO adjustments, charges or credits for facility closing and impairment, inventory write-downs related to store closings, stock-based compensation expense, debt retirements, sale of assets and investments, revenue deferrals related to our customer loyalty program and other items.

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3

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

(unaudited)

	August 31, 2013	March 2, 2013
ASSETS
Current assets:
Cash and cash equivalents	$144,167	$129,452
Accounts receivable, net	922,648	929,476
Inventories, net of LIFO reserve of $950,241 and $915,241	3,215,611	3,154,742
Prepaid expenses and other current assets	208,607	195,377
Total current assets	4,491,033	4,409,047
Property, plant and equipment, net	1,936,577	1,895,650
Other intangibles, net	438,776	464,404
Other assets	302,604	309,618
Total assets	$7,168,990	$7,078,719

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Current maturities of long-term debt and lease financing obligations	$47,213	$37,311
Accounts payable	1,415,880	1,384,644
Accrued salaries, wages and other current liabilities	1,084,312	1,156,315
Total current liabilities	2,547,405	2,578,270
Long-term debt, less current maturities	5,915,836	5,904,370
Lease financing obligations, less current maturities	88,510	91,850
Other noncurrent liabilities	935,105	963,663
Total liabilities	9,486,856	9,538,153

Commitments and contingencies	—	—
Stockholders’ deficit:
Preferred stock - Series G	1	1
Preferred stock - Series H	187,601	182,097
Common stock	916,081	904,268
Additional paid-in capital	4,280,068	4,280,831
Accumulated deficit	(7,642,773)	(7,765,262)
Accumulated other comprehensive loss	(58,844)	(61,369)
Total stockholders’ deficit	(2,317,866)	(2,459,434)
Total liabilities and stockholders’ deficit	$7,168,990	$7,078,719

Chart 1

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except per share amounts)

(unaudited)

	Thirteen weeks ended August 31, 2013	Thirteen weeks ended September 1, 2012
Revenues	$6,278,165	$6,230,884
Costs and expenses:
Cost of goods sold	4,461,804	4,520,463
Selling, general and administrative expenses	1,602,931	1,618,169
Lease termination and impairment charges	11,390	7,783
Interest expense	106,716	129,054
Loss on debt retirements, net	62,172	—
Gain on sale of assets, net	(1,885)	(2,954)

	6,243,128	6,272,515

Income (loss) before income taxes	35,037	(41,631)
Income tax expense (benefit)	2,210	(2,866)
Net income (loss)	$32,827	$(38,765)

Basic and diluted earnings (loss) per share:

Numerator for earnings (loss) per share:
Net income (loss)	$32,827	$(38,765)
Accretion of redeemable preferred stock	(26)	(26)
Cumulative preferred stock dividends	(2,772)	(2,612)
Income (loss) attributable to common stockholders - basic and diluted	$30,029	$(41,403)

Denominator:
Basic weighted average shares	901,992	889,645
Outstanding options and restricted shares	44,726	—

Diluted weighted average shares	946,718	889,645

Basic and diluted income (loss) per share	$0.03	$(0.05)

Chart 2

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except per share amounts)

(unaudited)

	Twenty-six weeks ended August 31, 2013	Twenty-six weeks ended September 1, 2012
Revenues	$12,571,222	$12,699,171
Costs and expenses:
Cost of goods sold	8,933,870	9,239,979
Selling, general and administrative expenses	3,212,192	3,306,235
Lease termination and impairment charges	22,362	19,926
Interest expense	219,780	259,642
Loss on debt retirements, net	62,172	17,842
Gain on sale of assets, net	(7,065)	(13,005)

	12,443,311	12,830,619

Income (loss) before income taxes	127,911	(131,448)
Income tax expense (benefit)	5,422	(64,595)
Net income (loss)	$122,489	$(66,853)

Basic and diluted earnings (loss) per share:

Numerator for earnings (loss) per share:
Net income (loss)	$122,489	$(66,853)
Accretion of redeemable preferred stock	(51)	(51)
Cumulative preferred stock dividends	(5,504)	(5,186)
Income (loss) attributable to common stockholders - basic	116,934	(72,090)
Add back - Interest on convertible notes	2,728	—
Income (loss) attributable to common stockholders - diluted	$119,662	$(72,090)

Denominator:
Basic weighted average shares	897,993	888,573
Outstanding options and restricted shares	40,143	—
Convertible notes	24,800	—

Diluted weighted average shares	962,936	888,573

Basic income (loss) per share	$0.13	$(0.08)
Diluted income (loss) per share	$0.12	$(0.08)

Chart 3

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(In thousands)

(unaudited)

	Thirteen weeks ended August 31, 2013	Thirteen weeks ended September 1, 2012
Net income (loss)	$32,827	$(38,765)
Other comprehensive income:
Defined benefit pension plans:
Amortization of prior service cost, net transition obligation and net actuarial losses included in net periodic pension cost	1,262	1,019
Total other comprehensive income	1,262	1,019
Comprehensive income (loss)	$34,089	$(37,746)

Chart 4

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(In thousands)

(unaudited)

	Twenty-six weeks ended August 31, 2013	Twenty-six weeks ended September 1, 2012
Net income (loss)	$122,489	$(66,853)
Other comprehensive income:
Defined benefit pension plans:
Amortization of prior service cost, net transition obligation and net actuarial losses included in net periodic pension cost	2,525	2,039
Total other comprehensive income	2,525	2,039
Comprehensive income (loss)	$125,014	$(64,814)

Chart 5

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL OPERATING AND CASH FLOW  INFORMATION

(Dollars in thousands, except per share amounts)

(unaudited)

	Thirteen weeks ended August 31, 2013	Thirteen weeks ended September 1, 2012

SUPPLEMENTAL OPERATING INFORMATION

Revenues	$6,278,165	$6,230,884
Cost of goods sold	4,461,804	4,520,463
Gross profit	1,816,361	1,710,421
LIFO charge	23,000	8,752
FIFO gross profit	1,839,361	1,719,173

Gross profit as a percentage of revenues	28.93%	27.45%
LIFO charge as a percentage of revenues	0.37%	0.14%
FIFO gross profit as a percentage of revenues	29.30%	27.59%

Selling, general and administrative expenses	1,602,931	1,618,169
Selling, general and administrative expenses as a percentage of revenues	25.53%	25.97%

Cash interest expense	102,556	121,383
Non-cash interest expense	4,160	7,671
Total interest expense	106,716	129,054

Adjusted EBITDA	341,589	218,653
Adjusted EBITDA as a percentage of revenues	5.44%	3.51%

Net income (loss)	32,827	(38,765)
Net income (loss) as a percentage of revenues	0.52%	-0.62%

Total debt	6,051,559	6,158,911
Invested cash	1,629	831
Total debt net of invested cash	6,049,930	6,158,080

SUPPLEMENTAL CASH FLOW INFORMATION

Payments for property, plant and equipment	89,944	70,211
Intangible assets acquired	23,865	11,009
Total cash capital expenditures	113,809	81,220
Equipment received for noncash consideration	—	2,132
Equipment financed under capital leases	7,744	1,369
Gross capital expenditures	$121,553	$84,721

Chart 6

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL OPERATING AND CASH FLOW  INFORMATION

(Dollars in thousands, except per share amounts)

(unaudited)

	Twenty-six weeks ended August 31, 2013	Twenty-six weeks ended September 1, 2012

SUPPLEMENTAL OPERATING INFORMATION

Revenues	$12,571,222	$12,699,171
Cost of goods sold	8,933,870	9,239,979
Gross profit	3,637,352	3,459,192
LIFO charge	35,000	27,502
FIFO gross profit	3,672,352	3,486,694

Gross profit as a percentage of revenues	28.93%	27.24%
LIFO charge as a percentage of revenues	0.28%	0.22%
FIFO gross profit as a percentage of revenues	29.21%	27.46%

Selling, general and administrative expenses	3,212,192	3,306,235
Selling, general and administrative expenses as a percentage of revenues	25.55%	26.04%

Cash interest expense	211,104	244,210
Non-cash interest expense	8,676	15,432
Total interest expense	219,780	259,642

Adjusted EBITDA	686,367	492,818
Adjusted EBITDA as a percentage of revenues	5.46%	3.88%

Net income (loss)	122,489	(66,853)
Net income (loss) as a percentage of revenues	0.97%	-0.53%

Total debt	6,051,559	6,158,911
Invested cash	1,629	831
Total debt net of invested cash	6,049,930	6,158,080

SUPPLEMENTAL CASH FLOW INFORMATION

Payments for property, plant and equipment	170,850	148,211
Intangible assets acquired	35,651	19,967
Total cash capital expenditures	206,501	168,178
Equipment received for noncash consideration	—	2,132
Equipment financed under capital leases	13,117	5,234
Gross capital expenditures	$219,618	$175,544

Chart 7

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

(In thousands)

	Thirteen weeks ended August 31, 2013	Thirteen weeks ended September 1, 2012

Reconciliation of net income (loss) to adjusted EBITDA:
Net income (loss)	$32,827	$(38,765)
Adjustments:
Interest expense	106,716	129,054
Income tax expense (benefit)	2,210	(2,866)
Adjustments to tax indemnification asset	(614)	—
Depreciation and amortization	99,247	101,999
LIFO charge	23,000	8,752
Lease termination and impairment charges	11,390	7,783
Stock-based compensation expense	3,837	4,695
Gain on sale of assets, net	(1,885)	(2,954)
Loss on debt retirements, net	62,172	—
Closed facility liquidation expense	851	1,411
Severance costs	—	(72)
Customer loyalty card program revenue deferral	1,526	4,813
Other	312	4,803
Adjusted EBITDA	$341,589	$218,653
Percent of revenues	5.44%	3.51%

Chart 8

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

(In thousands)

	Twenty-six weeks ended August 31, 2013	Twenty-six weeks ended September 1, 2012

Reconciliation of net income (loss) to adjusted EBITDA:
Net income (loss)	$122,489	$(66,853)
Adjustments:
Interest expense	219,780	259,642
Income tax expense (benefit)	5,422	(64,595)
Adjustments to tax indemnification asset	(1,227)	60,237
Depreciation and amortization	200,493	208,370
LIFO charge	35,000	27,502
Lease termination and impairment charges	22,362	19,926
Stock-based compensation expense	8,077	8,653
Gain on sale of assets, net	(7,065)	(13,005)
Loss on debt retirements, net	62,172	17,842
Closed facility liquidation expense	1,790	2,867
Severance costs	—	(72)
Customer loyalty card program revenue deferral	16,128	27,993
Other	946	4,311
Adjusted EBITDA	$686,367	$492,818
Percent of revenues	5.46%	3.88%

Chart 9

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

(unaudited)

	Thirteen weeks ended August 31, 2013	Thirteen weeks ended September 1, 2012

OPERATING ACTIVITIES:
Net income (loss)	$32,827	$(38,765)
Adjustments to reconcile to net cash provided by (used in) operating activities:
Depreciation and amortization	99,247	101,999
Lease termination and impairment charges	11,390	7,783
LIFO charge	23,000	8,752
Gain on sale of assets, net	(1,885)	(2,954)
Stock-based compensation expense	3,837	4,695
Loss on debt retirements, net	62,172	—
Changes in operating assets and liabilities:
Accounts receivable	(41,054)	(9,996)
Inventories	(102,861)	(10,214)
Accounts payable	51,747	(78,413)
Other assets and liabilities, net	(58,955)	(15,773)
Net cash provided by (used in) operating activities	79,465	(32,886)
INVESTING ACTIVITIES:
Payments for property, plant and equipment	(89,944)	(70,211)
Intangible assets acquired	(23,865)	(11,009)
Proceeds from sale-leaseback transactions	—	3,950
Proceeds from dispositions of assets and investments	3,088	4,617
Net cash used in investing activities	(110,721)	(72,653)
FINANCING ACTIVITIES:
Proceeds from issuance of long-term debt	1,310,000	—
Net proceeds from revolver	135,000	—
Principal payments on long-term debt	(1,317,593)	(7,686)
Change in zero balance cash accounts	(4,452)	(6,580)
Net proceeds from the issuance of common stock	5,519	470
Financing fees paid for early debt redemption	(45,636)	—
Deferred financing costs paid	(16,317)	(1,114)
Net cash provided by (used in) financing activities	66,521	(14,910)
Increase (decrease) in cash and cash equivalents	35,265	(120,449)
Cash and cash equivalents, beginning of period	108,902	214,774
Cash and cash equivalents, end of period	$144,167	$94,325

Chart 10

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

(unaudited)

	Twenty-six weeks ended August 31, 2013	Twenty-six weeks ended September 1, 2012

OPERATING ACTIVITIES:
Net income (loss)	$122,489	$(66,853)
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	200,493	208,370
Lease termination and impairment charges	22,362	19,926
LIFO charge	35,000	27,502
Gain on sale of assets, net	(7,065)	(13,005)
Stock-based compensation expense	8,077	8,653
Loss on debt retirements, net	62,172	17,842
Changes in operating assets and liabilities:
Accounts receivable	6,743	86,389
Inventories	(95,926)	87,779
Accounts payable	36,200	(117,116)
Other assets and liabilities, net	(126,633)	71,230
Net cash provided by operating activities	263,912	330,717
INVESTING ACTIVITIES:
Payments for property, plant and equipment	(170,850)	(148,211)
Intangible assets acquired	(35,651)	(19,967)
Proceeds from sale-leaseback transactions	3,989	3,950
Proceeds from dispositions of assets and investments	9,698	15,900
Net cash used in investing activities	(192,814)	(148,328)
FINANCING ACTIVITIES:
Proceeds from issuance of long-term debt	1,310,000	426,263
Net proceeds from (payments to) revolver	12,000	(136,000)
Principal payments on long-term debt	(1,321,971)	(471,323)
Change in zero balance cash accounts	(5,319)	(48,481)
Net proceeds from the issuance of common stock	12,263	1,004
Financing fees paid for early debt redemption	(45,636)	(11,069)
Deferred financing costs paid	(17,720)	(10,743)
Net cash used in financing activities	(56,383)	(250,349)
Increase (decrease) in cash and cash equivalents	14,715	(67,960)
Cash and cash equivalents, beginning of period	129,452	162,285
Cash and cash equivalents, end of period	$144,167	$94,325

Chart 11

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

RECONCILIATION OF NET INCOME GUIDANCE TO ADJUSTED EBITDA GUIDANCE

YEAR ENDING MARCH 1, 2014

(In thousands, except per share amounts)

	Guidance Range
	Low	High

Sales	$25,100,000	$25,300,000

Same store sales (a)	-0.50%	0.50%

Gross capital expenditures	$400,000	$400,000

Reconciliation of net income to adjusted EBITDA:
Net income	$182,000	$268,000
Adjustments:
Interest expense	430,000	430,000
Income tax benefit	(26,000)	(26,000)
Adjustments to tax indemnification asset	30,000	30,000
Depreciation and amortization	402,000	402,000
LIFO charge	80,000	60,000
Store closing and impairment charges	68,000	62,000
Stock-based compensation expense	16,000	16,000
Loss on debt retirement	62,000	62,000
Customer loyalty card program revenue deferral	6,000	6,000
Other	(10,000)	(10,000)
Adjusted EBITDA	$1,240,000	$1,300,000

Diluted income per share	$0.18	$0.27

(a) Reflects approximately 240 basis points reduction in pharmacy same store sales from new generic introductions.

Chart 12